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                                                                EXHIBIT 99(C)(4)


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement"), dated as of April 15, 1999, is made by and among DSI Toys, Inc., a Texas corporation (the "Company"), MVII, LLC, a limited liability company formed under the laws of the State of California (the "Shareholder"), and M. D. Davis, Rust Capital, Ltd., a Texas limited partnership, Douglas A. Smith, Joseph N. Matlock, and Barry B. Conrad (each, a "DSI Group Shareholder," and collectively, the "DSI Group Shareholders"). The Shareholder and the DSI Group Shareholders are each sometimes referred to herein as a "Holder," and collectively as the "Holders."

                                    RECITALS:

         WHEREAS, concurrently herewith, the Company and the Shareholder are entering into that certain Stock Purchase and Sale Agreement dated as of even date herewith (the "Stock Purchase Agreement") by and between the Company and the Shareholder;

         WHEREAS, the Stock Purchase Agreement provides, among other things, for the sale by the Company of two million three hundred fifty-eight thousand four hundred ninety-one (2,358,491) shares, subject to adjustment as provided in the Stock Purchase Agreement (such shares, together with any shares of Common Stock issued or issuable with respect to such shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger consolidation or other reorganization, being the "MVII Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") to the Shareholder; and

         WHEREAS, the Company, the Shareholder, and the DSI Group Shareholders desire to enter into this Agreement to provide for the registration with the Securities and Exchange Commission (the "Commission"), under certain circumstances, of the MVII Shares and shares of Common Stock owned by the DSI Group.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1.. Registrable Securities. For purposes of this Agreement "Registrable Securities" shall mean (a) the MVII Shares, (b) only with respect to a Piggyback Registration described in Section 2 hereof, shares of Common Stock over which a DSI Group Shareholder has dispositive power as of the date hereof and any shares of Common Stock issued or issuable with respect to such shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (the "DSI Group Shares"). As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act of 1933, as amended (the "Securities Act") and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to


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the public pursuant to Rule 144 (or any successor provision) under the
Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification under the Securities Act or any state law in force at the time a Holder or a Shareholder Transferee (as defined in Section 8 hereof) proposes to sell or otherwise dispose of the Registrable Securities, or
(d) they shall have ceased to be outstanding.

         2.       Registration Rights.

                  (a) Right to Piggyback. If the Company proposes to register any of its securities under the Securities Act (other than a registration on Form S-4 or Form S-8, any other form used solely in connection with an employee benefit or stock ownership plan, or any successor similar forms or any other form not available for registering the Registrable Securities for sale to the public) and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), then the Company will give prompt written notice to the Shareholder and the DSI Group Shareholders of its intention to effect such a registration (each a "Piggyback Notice"). Subject to subparagraphs (i) and (ii) below, the Company will include in such registration all Registrable Securities which the Shareholder and the DSI Group Shareholders request that the Company include in such registration by written notice given to the Company within 15 days after the date of sending of the Piggyback Notice.

                      (i) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten public offering of equity securities by the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested (and consented to) to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration: (A) first, the securities proposed to be sold by the Company, (B) second, the MVII Shares, (C) third, the DSI Group Shares, and (D) fourth, other securities requested to be included in such registration.

                      (ii) Priority on Secondary Registrations. If a Piggyback Registration relates to an underwritten public offering of equity securities by holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested (and consented to) to be included in such registration exceeds the number which can be sold in an orderly manner within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration: (A) first, the securities requested to be included therein by the holders requesting such registration, (B) second, the MVII Shares, and (C) third, the DSI Group shares.

                  (b) Request for Registration. Subject to Section 2(b)(i) hereof, if the Company shall receive a written request (specifying that it is being made pursuant to this Section 2(b)), at any time from the Shareholder requesting that the Company file a registration statement under the Securities Act, or a similar document pursuant to any other statute then in effect corresponding to the Securities Act, covering the registration of at least 250,000 of the Registrable Securities, then the Company shall promptly use its reasonable best efforts to cause all Registrable Securities that the Shareholder requested be registered to be registered under the Securities Act.



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                      (i) No request under this Section 2(b) shall be effective
         if made during the period starting with the date 120 days prior to the Company's estimated date of filing of, and ending on a date 180 days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided that no other selling shareholder has the right to exercise demand registration rights during such time period and the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith.

                      (ii) The Company shall not be obligated to effect more than two registrations pursuant to this Section 2(b). Any request for registration under this Section 2(b) must be for a firmly underwritten public offering to be managed by an underwriter or underwriters of recognized national standing reasonably acceptable to the Company. The registration statement filed pursuant to this Section 2(b) may, subject to the provisions hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

                      (iii) The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a registration requested pursuant to this Section 2(b) if: (A) the Company determines that such registration might have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course) or any merger, consolidation, tender offer or similar transaction, or (B) any other material, non-public development or transaction is pending; provided that the Company may not postpone the filing or effectiveness of a registration statement pursuant to this sentence more frequently than once during any period of 12 consecutive months.

                  (c) Expenses. All expenses incurred in connection with effecting each registration pursuant to Section 2 hereof (other than underwriting fees, disbursements, discounts and commissions relating to Registrable Securities, which shall be borne by the Holder of such Registrable Securities, and fees and disbursements of counsel retained by such Holder, which shall be borne by such Holder), including, without limitation, in each case, all registration, filing and securities exchange fees; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses, messenger, delivery and shipping expenses; fees and disbursements of the accountants and counsel for the Company including the expenses of any special audits or "cold comfort" letters or opinions required by or incident to such registrations; and premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities and any fees and disbursements of underwriters not relating to Registrable Securities, shall be borne by the Company.

         3. Registration Procedures. Whenever a Holder has requested that any Registrable Securities be registered pursuant to this Agreement in compliance with the requirements of Section 2 herein:



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                  (a) the Company will use its best efforts to effect the
registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof and will as expeditiously as possible:

                      (i) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holder copies of all such documents proposed to be filed, and provided further that the Company may discontinue any registration of its securities which are not Registrable Securities and in such event any corresponding Piggyback Registration of Registrable Securities;

                      (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective: (A) with respect to a registration statement on Form S-1, for a period of up to thirty days, and (B) with respect to a registration statement on any other form, for a period of up to six months; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by any such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

                      (iii) furnish to the Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as the Holder may reasonably request;

                      (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holder, provided that the Company will not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) to subject itself to taxation in any such jurisdiction, or (C) to consent to general service of process in any such jurisdiction;

                      (v) furnish to the Holder a copy, or, upon request, a signed counterpart, addressed to the Holder (and the underwriters, if any) of (A) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (B) a "comfort" letter addressed to the underwriters, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, covering substantially the same matters with respect


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         to such registration statement (and the prospectus included therein)
         and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion such other legal matters, as the Holder (or the underwriters, if any) may reasonably request;

                      (vi) notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, or of the determination by the Company that a post-effective amendment to a registration statement would be required under the Securities Act, and, at the request of the Holder, the Company will prepare and file a post-effective amendment to the registration statement as required under the Securities Act; provided, however, that the Company shall not be required to prepare and deliver any such prospectus supplement or amendment or prepare and file any post-effective amendment to a registration statement if (A) the Company determines that such prospectus supplement or amendment or post-effective amendment might have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course) or any merger, consolidation, tender offer or similar transaction, or (B) any other material, non-public development or transaction is pending; and provided further that the Company may not postpone the delivery of a prospectus supplement or amendment or filing of a post-effective amendment pursuant to this sentence more frequently than once during any period of 12 consecutive months;

                      (vii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

                      (viii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

                      (ix) enter into such customary agreements and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                      (x) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration


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         statement, provided that any person to whom such information is provided shall agree to keep it confidential and use it only in connection with such offering;

                      (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                      (xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

                  (b) The Company shall not be required to include any Registrable Securities in any registration unless the Holder furnishes to the Company in writing such information with respect to the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or the Commission in connection therewith.

                  (c) If any such registration or comparable statement refers to the Holder by name or otherwise as the holder of any securities of the Company, the Holder shall have the right to require (i) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to the Holder, to the effect that the holding of such securities by the Holder is not to be construed as a recommendation by the Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that the Holder will assist in the meeting any future financial requirements of the Company, or (ii) in the event that such reference to the Holder is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to the Holder; provided, that with respect to this clause (ii) the Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

                  (d) Each Holder and Shareholder Transferee agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in the subdivision (a)(vi) of this Section 3, such person will forthwith discontinue such person's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such person's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (a)(vi) of this Section 3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such person's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Nothing contained in this Agreement shall be deemed to require the Company to disclose any information that, in the good faith opinion of the management of the Company, is not yet required to be disclosed and would not be in the best interests of the Company to disclose.



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         4. Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by
Section 2 hereof and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by the Holder as provided in
Section 2 hereof, arrange for such underwriters to include in the securities to be distributed by such underwriters all of the Registrable Securities to be offered and sold by the Holder.

         5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to the provisions hereof, the Company will give the Holder whose Registrable Securities are to be included in such registration statement and one counsel or firm of counsel and one accountant or firm of accountants representing such Holder the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give the Holder such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Holder's counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         6. INDEMNIFICATION.

                  (A) INDEMNIFICATION BY THE COMPANY. IN THE EVENT ANY REGISTRABLE SECURITIES ARE INCLUDED IN A REGISTRATION STATEMENT HEREUNDER, TO THE EXTENT PERMITTED BY LAW, THE COMPANY WILL, AND HEREBY DOES, INDEMNIFY AND HOLD HARMLESS THE HOLDER OF SUCH REGISTRABLE SECURITIES, ITS DIRECTORS AND OFFICERS, EACH OTHER PERSON WHO PARTICIPATES AS AN UNDERWRITER IN THE OFFERING OR SALE OF SUCH SECURITIES AND EACH OTHER PERSON, IF ANY, WHO CONTROLS THE HOLDER OR ANY SUCH UNDERWRITER WITHIN THE MEANING OF THE SECURITIES ACT, AGAINST ANY LOSSES, CLAIMS, DAMAGES OR LIABILITIES, JOINT OR SEVERAL, TO WHICH THE HOLDER OR ANY SUCH DIRECTOR OR OFFICER OR UNDERWRITER OR CONTROLLING PERSON MAY BECOME SUBJECT UNDER THE SECURITIES ACT OR OTHERWISE, INSOFAR AS SUCH LOSSES, CLAIMS, DAMAGES OR LIABILITIES (OR ACTIONS OR PROCEEDINGS, WHETHER COMMENCED OR THREATENED, IN RESPECT THEREOF) ARISE OUT OF OR ARE BASED UPON ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF ANY MATERIAL FACT CONTAINED IN ANY REGISTRATION STATEMENT UNDER WHICH SUCH SECURITIES WERE REGISTERED UNDER THE SECURITIES ACT, ANY PRELIMINARY PROSPECTUS, FINAL PROSPECTUS OR SUMMARY PROSPECTUS CONTAINED THEREIN, OR ANY AMENDMENT OR SUPPLEMENT THERETO, OR ANY OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING, AND THE COMPANY WILL REIMBURSE SUCH HOLDER AND EACH SUCH DIRECTOR, OFFICER, UNDERWRITER AND CONTROLLING PERSON FOR ANY LEGAL OR ANY OTHER EXPENSES REASONABLY INCURRED BY THEM IN CONNECTION WITH INVESTIGATING OR DEFENDING ANY SUCH LOSS, CLAIM, LIABILITY, ACTION OR PROCEEDING; PROVIDED THAT THE COMPANY SHALL NOT BE LIABLE IN ANY


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SUCH CASE TO THE EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY (OR ACTION
OR PROCEEDING IN RESPECT THEREOF) OR EXPENSE ARISES OUT OF OR IS BASED UPON AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION MADE IN SUCH REGISTRATION STATEMENT, ANY SUCH PRELIMINARY PROSPECTUS, FINAL PROSPECTUS, SUMMARY PROSPECTUS, AMENDMENT OR SUPPLEMENT IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO THE COMPANY BY THE HOLDER EXPRESSLY FOR USE IN THE PREPARATION THEREOF, AND PROVIDED FURTHER THAT THE COMPANY SHALL NOT BE LIABLE TO ANY PERSON WHO PARTICIPATES AS AN UNDERWRITER IN THE OFFERING OR SALE OF REGISTRABLE SECURITIES OR ANY OTHER PERSON WHO CONTROLS SUCH UNDERWRITER WITHIN THE MEANING OF THE SECURITIES ACT, IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY (OR ACTION OR PROCEEDING IN RESPECT THEREOF) OR EXPENSE ARISES OUT OF SUCH PERSON'S FAILURE TO SEND OR GIVE A COPY OF THE FINAL PROSPECTUS, AS THE SAME MAY BE THEN SUPPLEMENTED OR AMENDED, TO THE PERSON ASSERTING AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION AT OR PRIOR TO THE WRITTEN CONFIRMATION OF THE SALE OF REGISTRABLE SECURITIES TO SUCH PERSON IF SUCH STATEMENT OR OMISSION WAS CORRECTED IN SUCH FINAL PROSPECTUS. SUCH INDEMNITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF ANY INVESTIGATION MADE BY OR ON BEHALF OF THE HOLDER OR ANY SUCH DIRECTOR, OFFICER, UNDERWRITER OR CONTROLLING PERSON AND SHALL SURVIVE THE TRANSFER OF SUCH SECURITIES BY THE HOLDER.

                  (B) INDEMNIFICATION BY THE HOLDERS. THE COMPANY MAY REQUIRE, AS A CONDITION TO INCLUDING ANY REGISTRABLE SECURITIES IN ANY REGISTRATION STATEMENT FILED PURSUANT TO SECTION 3 HEREOF, THAT THE COMPANY SHALL HAVE RECEIVED AN UNDERTAKING SATISFACTORY TO IT FROM THE HOLDER OF SUCH REGISTRABLE SECURITIES, TO INDEMNIFY AND HOLD HARMLESS (IN THE SAME MANNER AND TO THE SAME EXTENT AS SET FORTH IN SUBDIVISION (A) OF THIS SECTION 6) EACH UNDERWRITER, EACH PERSON WHO CONTROLS SUCH UNDERWRITER WITHIN THE MEANING OF THE SECURITIES ACT, THE COMPANY, EACH DIRECTOR OF THE COMPANY, EACH OFFICER OF THE COMPANY AND EACH OTHER PERSON, IF ANY, WHO CONTROLS THE COMPANY WITHIN THE MEANING OF THE SECURITIES ACT, WITH RESPECT TO ANY STATEMENT OR ALLEGED STATEMENT IN OR OMISSION OR ALLEGED OMISSION FROM SUCH REGISTRATION STATEMENT, ANY PRELIMINARY PROSPECTUS, FINAL PROSPECTUS OR SUMMARY PROSPECTUS CONTAINED THEREIN, OR ANY AMENDMENT OR SUPPLEMENT THERETO, IF SUCH STATEMENT OR ALLEGED STATEMENT OR OMISSION OR ALLEGED OMISSION WAS MADE IN RELIANCE UPON AND IN STRICT CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO THE COMPANY BY THE HOLDER EXPRESSLY FOR USE IN THE PREPARATION OF SUCH REGISTRATION STATEMENT, PRELIMINARY PROSPECTUS, FINAL PROSPECTUS, SUMMARY PROSPECTUS, AMENDMENT OR SUPPLEMENT;


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PROVIDED THAT THE HOLDER SHALL NOT BE LIABLE TO THE COMPANY OR ANY PERSON WHO
PARTICIPATES AS AN UNDERWRITER IN THE OFFERING OR SALE OF REGISTRABLE SECURITIES OR ANY OTHER PERSON, IF ANY, WHO CONTROLS SUCH UNDERWRITER WITHIN THE MEANING OF THE SECURITIES ACT, IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY (OR ACTION OR PROCEEDING IN RESPECT THEREOF) OR EXPENSE ARISES OUT OF SUCH PERSON'S FAILURE TO SEND OR GIVE A COPY OF THE FINAL PROSPECTUS, AS THE SAME MAY BE THEN SUPPLEMENTED OR AMENDED, TO THE PERSON ASSERTING AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION AT OR PRIOR TO THE WRITTEN CONFIRMATION OF THE SALE OF REGISTRABLE SECURITIES TO SUCH PERSON IF SUCH STATEMENT OR OMISSION WAS CORRECTED IN SUCH FINAL PROSPECTUS. SUCH INDEMNITY SHALL REMAIN IN FULL FORCE AND EFFECT, REGARDLESS OF ANY INVESTIGATION MADE BY OR ON BEHALF OF ANY UNDERWRITER, THE COMPANY OR ANY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON AND SHALL SURVIVE THE TRANSFER OF SUCH SECURITIES BY THE HOLDER. IN NO EVENT SHALL THE LIABILITY OF THE HOLDER UNDER THIS SECTION 6(B) BE GREATER IN AMOUNT THAN THE DOLLAR AMOUNT OF THE PROCEEDS RECEIVED BY THE HOLDER UPON THE SALE OF THE REGISTRABLE SECURITIES GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION.

                  (C) NOTICES OF CLAIMS, ETC. PROMPTLY AFTER RECEIPT BY AN INDEMNIFIED PARTY OF NOTICE OF THE COMMENCEMENT OF ANY ACTION OR PROCEEDING INVOLVING A CLAIM REFERRED TO IN THE PRECEDING SUBDIVISIONS OF THIS SECTION 6, SUCH INDEMNIFIED PARTY WILL, IF A CLAIM IN RESPECT THEREOF IS TO BE MADE AGAINST AN INDEMNIFYING PARTY, GIVE WRITTEN NOTICE TO THE LATTER OF THE COMMENCEMENT OF SUCH ACTION; PROVIDED THAT THE FAILURE OF ANY INDEMNIFIED PARTY TO GIVE NOTICE AS PROVIDED HEREIN SHALL NOT RELIEVE THE INDEMNIFYING PARTY OF ITS OBLIGATIONS UNDER THE PRECEDING SUBDIVISIONS OF THIS SECTION 6, EXCEPT TO THE EXTENT THAT THE INDEMNIFYING PARTY IS ACTUALLY PREJUDICED BY SUCH FAILURE TO GIVE NOTICE. IN CASE ANY SUCH ACTION IS BROUGHT AGAINST AN INDEMNIFIED PARTY, UNLESS IN SUCH INDEMNIFIED PARTY'S REASONABLE JUDGMENT A CONFLICT OF INTEREST BETWEEN SUCH INDEMNIFIED AND INDEMNIFYING PARTIES MAY EXIST IN RESPECT OF SUCH CLAIM, THE INDEMNIFYING PARTY SHALL BE ENTITLED TO PARTICIPATE IN AND TO ASSUME THE DEFENSE THEREOF, JOINTLY WITH ANY OTHER INDEMNIFYING PARTY SIMILARLY NOTIFIED TO THE EXTENT THAT IT MAY WISH, WITH COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY, AND AFTER NOTICE FROM THE INDEMNIFYING PARTY TO SUCH INDEMNIFIED PARTY OF ITS ELECTION SO TO ASSUME THE DEFENSE THEREOF, THE INDEMNIFYING PARTY SHALL NOT BE LIABLE TO SUCH INDEMNIFIED PARTY FOR ANY LEGAL OR OTHER EXPENSES SUBSEQUENTLY INCURRED BY THE LATTER IN CONNECTION WITH THE DEFENSE THEREOF OTHER THAN REASONABLE COSTS OF INVESTIGATION. NO INDEMNIFYING PARTY SHALL, WITHOUT THE CONSENT OF THE INDEMNIFIED PARTY, CONSENT TO ENTRY OF

ANY JUDGMENT OR ENTER INTO ANY SETTLEMENT WHICH DOES NOT INCLUDE AS AN UNCONDITIONAL TERM THEREOF THE GIVING BY THE CLAIMANT OR PLAINTIFF TO SUCH INDEMNIFIED PARTY OF A FULL RELEASE FROM ALL LIABILITY IN RESPECT TO SUCH CLAIM OR LITIGATION.

                  (D) OTHER INDEMNIFICATION. INDEMNIFICATION SIMILAR TO THAT SPECIFIED IN THE PRECEDING SUBDIVISIONS OF THIS SECTION 6 (WITH APPROPRIATE MODIFICATIONS) SHALL BE GIVEN BY THE COMPANY AND THE HOLDER WITH RESPECT TO ANY REQUIRED REGISTRATION OR OTHER QUALIFICATION OF SECURITIES UNDER ANY FEDERAL OR STATE LAW OR REGULATION OF ANY GOVERNMENTAL AUTHORITY OTHER THAN THE SECURITIES ACT.

                  (E) INDEMNIFICATION PAYMENTS. THE INDEMNIFICATION REQUIRED BY THIS SECTION 6 SHALL BE MADE BY PERIODIC PAYMENTS OF THE AMOUNT THEREOF DURING THE COURSE OF THE INVESTIGATION OR DEFENSE, AS AND WHEN BILLS ARE RECEIVED OR EXPENSE, LOSS, DAMAGE OR LIABILITY IS INCURRED.

                  (F) CONTRIBUTION. IF THE INDEMNIFICATION PROVIDED FOR IN THIS
SECTION 6 FROM THE INDEMNIFYING PARTY IS UNAVAILABLE TO AN INDEMNIFIED PARTY HEREUNDER IN RESPECT OF ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES REFERRED TO HEREIN, THEN THE INDEMNIFYING PARTY, IN LIEU OF INDEMNIFYING SUCH INDEMNIFIED PARTY, SHALL CONTRIBUTE TO THE AMOUNT PAID OR PAYABLE BY SUCH INDEMNIFIED PARTY AS A RESULT OF SUCH LOSS, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT THE RELATIVE FAULT OF THE INDEMNIFYING PARTY AND INDEMNIFIED PARTIES IN CONNECTION WITH THE ACTIONS WHICH RESULTED IN SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES, AS WELL AS ANY OTHER RELEVANT EQUITABLE CONSIDERATIONS. THE RELATIVE FAULT OF SUCH INDEMNIFYING PARTY AND INDEMNIFIED PARTIES SHALL BE DETERMINED BY REFERENCE TO, AMONG OTHER THINGS, WHETHER ANY ACTION IN QUESTION, INCLUDING ANY UNTRUE STATEMENT OF MATERIAL FACT OR OMISSION OR ALLEGED OMISSION TO STATE A MATERIAL FACT, HAS BEEN MADE BY, OR RELATES TO INFORMATION SUPPLIED BY, SUCH INDEMNIFYING PARTY OR INDEMNIFIED PARTIES, AND THE PARTIES' RELATIVE INTENT, KNOWLEDGE, ACCESS TO INFORMATION AND OPPORTUNITY TO CORRECT OR PREVENT SUCH ACTION. THE AMOUNT PAID OR PAYABLE BY A PARTY AS A RESULT OF THE LOSSES, CLAIMS, DAMAGES, LIABILITIES AND EXPENSES REFERRED TO ABOVE SHALL BE DEEMED TO INCLUDE, SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 6(C) HEREOF, ANY LEGAL OR OTHER FEES OR EXPENSES REASONABLY INCURRED BY SUCH PARTY IN CONNECTION WITH ANY INVESTIGATION OR PROCEEDING.

         THE PARTIES HERETO AGREE THAT IT WOULD NOT BE JUST AND EQUITABLE IF CONTRIBUTION PURSUANT TO THIS SECTION 6(F) WERE

DETERMINED BY PRO RATA ALLOCATION OR BY ANY OTHER METHOD OF ALLOCATION WHICH DOES NOT TAKE ACCOUNT OF THE EQUITABLE CONSIDERATIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. NOTWITHSTANDING THE PROVISIONS OF THIS SECTION 6(F), NO UNDERWRITER SHALL BE REQUIRED TO CONTRIBUTE ANY AMOUNT IN EXCESS OF THE AMOUNT BY WHICH THE TOTAL PRICE AT WHICH THE REGISTRABLE SECURITIES UNDERWRITTEN BY IT AND DISTRIBUTED TO THE PUBLIC WERE OFFERED TO THE PUBLIC EXCEEDS THE AMOUNT OF ANY DAMAGES WHICH SUCH UNDERWRITER HAS OTHERWISE BEEN REQUIRED TO PAY BY REASON OF SUCH UNTRUE OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION, AND THE HOLDER SHALL BE REQUIRED TO CONTRIBUTE ANY AMOUNT IN EXCESS OF THE AMOUNT BY WHICH THE TOTAL PRICE AT WHICH THE REGISTRABLE SECURITIES WERE OFFERED TO THE PUBLIC EXCEEDS THE AMOUNT OF ANY DAMAGES WHICH THE HOLDER HAS OTHERWISE BEEN REQUIRED TO PAY BY REASON OF SUCH UNTRUE STATEMENT OR OMISSION. NO PERSON GUILTY OF FRAUDULENT MISREPRESENTATION (WITHIN THE MEANING OF SECTION 11(F) OF THE SECURITIES ACT) SHALL BE ENTITLED TO CONTRIBUTION FROM ANY PERSON WHO WAS NOT GUILTY OF SUCH FRAUDULENT MISREPRESENTATION.

         IF INDEMNIFICATION IS AVAILABLE UNDER THIS SECTION 6, THE INDEMNIFYING PARTIES SHALL INDEMNIFY EACH INDEMNIFIED PARTY TO THE FULL EXTENT PROVIDED IN
SECTION 6(A) THROUGH SECTION 6(E) HEREOF WITHOUT REGARD TO THE RELATIVE FAULT OF SAID INDEMNIFYING PARTY OR INDEMNIFIED PARTY OR ANY OTHER EQUITABLE CONSIDERATION PROVIDED FOR IN THIS SECTION 6(F).

         7. Forms. All references herein to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

         8. Transfer of Registration Rights. The registration rights granted hereunder may be transferred by the Shareholder at any time, in whole or in part, without the consent of the Company, to any person acquiring at least 250,000 of the outstanding Registrable Securities from the Shareholder or any of its affiliates (each such person being a "Shareholder Transferee") and the terms and provisions set forth in this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Shareholder, whether so expressed or not. Notwithstanding the foregoing provisions of this Section 8, the registration rights granted hereunder with respect to any Registrable Securities may not be transferred if (a) a registration statement with respect to the disposition of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of pursuant to such effective registration statement, or (b) such Registrable Securities shall have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met. The registration rights granted hereunder may not be transferred by the DSI Group Shareholders.

         9.       Miscellaneous.

                  (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.

                  (b) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission (with a copy sent by overnight delivery service or by first class certified or registered mail) or by overnight delivery service or 72 hours after having been mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                  If to the Company, at DSI Toys, Inc., 1100 W. Sam Houston Parkway N., Suite A, Houston, Texas 77043, Attention: M.D. Davis (fax:
713/468-8194) or at such other address or addresses as may have been furnished in writing by the Company to the Holders, with a copy to Thompson & Knight, 1200 San Jacinto Center, 98 San Jacinto Boulevard,Austin,TX78701, Attention: Michael
L. Bengtson, Esq.(fax: 512/469-6180).

                  If to the Shareholder, at MVII, LLC, 654 Osos Street, San Luis Obispo, CA 93401, Attention: E. Thomas Martin (fax: 805/545-7590) or at such other address or addresses as may have been furnished in writing by the Shareholder to the Company, with a copy to Andre, Morris & Buttery, 1304 Pacific Street, San Luis Obispo, CA 93401, Attention: J. Todd Mirolla, Esq. (fax:
805/543-0752).

                  If to any of the Holders other than the Shareholder, to the address set forth opposite such Holder's signature to this Agreement, with a copy to Thompson & Knight, 1200 San Jacinto Center, 98 San Jacinto Boulevard,Austin,TX78701, Attention: Michael L. Bengtson, Esq.(fax:
512/469-6180).

         Notices provided in accordance with this paragraph (b) shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

                  (c) Remedies. Any person having rights under any provision of this Agreement to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (d) Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the all of the parties hereto.

                  (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (f) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  (g) Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  (h) Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

                  (i) Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

                  (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same documents.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                              DSI TOYS, INC.:


                                              By:  /s/ M.D. Davis
                                                 ------------------------------
                                              Name: M.D. Davis
                                                   ----------------------------
                                              Title: Chief Executive Officer
                                                   ----------------------------


                                              MVII, LLC:


                                              By:   /s/ E. Thomas Martin
                                                 ------------------------------
                                              Name: E. Thomas Martin
                                                   ----------------------------
                                              Title: Manager
                                                    ---------------------------

                                              DSI Group:


Address:      13606 Taylorcrest               /s/ M.D. Davis
              Houston, TX 77079               ---------------------------------
              (fax: 713/465-2773)             M. D. Davis

Address:      c/o Jack R. Crosby              Rust Capital, Ltd.:
              327 Congress Avenue
              Suite 350                       By:   Rust Investment Corporation,
              Austin, TX 78701                      its general partner
              (fax: 512/474-1610)
                                              By:   /s/ Jack R. Crosby
                                                 ------------------------------
                                                    Jack R. Crosby, President


Address:      6829 Golf Drive                 /s/ Douglas A. Smith
              Dallas, TX 75205                ---------------------------------
              (fax: 972/980-1503)             Douglas A. Smith

Address:      515 Congress Avenue              /s/ Joseph N. Matlock
              Suite 2626                      ---------------------------------
              Austin, TX 78701                Joseph N. Matlock
              (fax: 512/346-4404)

Address:      Independent Bankers Capital     /s/ Barry B. Conrad
              Fund                            ---------------------------------
              1700 Pacific Avenue             Barry B. Conrad
              Suite 1400
              Dallas, TX 75201
              (214) 765-1485